Exhibit 10.1

CONFORMED COPY

To:                              Barclays Bank PLC as Bank

54 Lombard Street

London EC3P 3AH

24 November 2004

Dear Sirs

Amendment Letter

1.                                 We refer to the Letter of Credit and Reimbursement Agreement dated as of November 25, 2003 (as amended from time to time, the “LC Facility Agreement”) between Arch Reinsurance Ltd. (“Arch Re)”, a Bermuda company and Arch Insurance Company, a Missouri Corporation, both as Obligors, and Barclays Bank PLC as Lender, and in particular Clause 7.1 (Amendment and Waivers) thereof.  Unless otherwise defined herein, terms defined in the LC Facility Agreement shall have the same meaning in this letter.

2.                                 We wish to request that the LC Facility Agreement be amended to increase the Facility amount from $50,000,000 to $60,000,000.  It is further proposed that only Arch Re remain an Obligor under the amended LC Facility Agreement.

3.                                 The definition of “Fundamental Documents” in the LC Facility Agreement shall be deleted and replaced with the following:

“Fundamental Documents” means and includes each of the following for the time being in force:

(a)                                        this Agreement and any amendment thereof;

(b)                                       the Letters of Credit;

(c)                                        the Security Agreements;

(d)                                       the Custodian Agreements;

(e)                                        any other Security Documents; and

(f)                                          and any other document so designated by the Lender and Obligor.

4.                                 The Obligors confirm that, as at the date hereof, there are no Letters of Credit outstanding issued at the request of Arch Insurance, and the Obligors have provided satisfactory evidence thereof to the Lender.

5.                                 The Obligors confirm that, taking into account the increased Facility, no Defaults or Events of Default have occurred and are continuing under the LC Facility Agreement.

6.                                 Arch Re makes each of the representations set out in Clauses 4 of the LC Facility Agreement as if each reference in those representations to “this Agreement” or “the

Fundamental Documents” includes a reference to (a) this letter and (b) the LC Facility Agreement as amended by this letter.

7.                                 Arch Re acknowledges and agrees that the LC Facility Agreement will be further amended and restated no later than December 8, 2004 and that the terms of such amendment and restated shall be agreed with the Lender before this letter becomes effective.

8.                                 The board of directors of each Obligor shall ratify the terms of this letter no later than, in the case of Arch Re, November 29, 2004, and in the case of Arch Insurance, December 3, 2004.

9.                                 The provisions of the LC Facility Agreement and the other Fundamental Documents shall, save as amended and restated by this Letter, continue in full force and effect.

10.                           The provisions of Clause 6.3 (Remedies) and Clause 7.6 (Governing Law) of the LC Facility Agreement shall be incorporated into this letter as if set out in full in this letter and as if reference in those clauses to “this Agreement” are references to this letter.

11.                           This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

12.                           Please indicate your consent to the amendment specified above by countersigning this letter below, and such amendment shall come into full force and effect upon countersignature by each addressee of this letter.

Yours sincerely

/s/ Marc Grandisson	/s/ Fred S. Eichler

Mark Grandisson	Fred S Eichler

for and on behalf of	for and on behalf of
Arch Reinsurance Ltd.	Arch Insurance Company

FORM OF CONFIRMATION

We agree to the above.

/s/ Richard Askey

Richard Askey
Relationship Director

for and on behalf of
Barclays Bank PLC